Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS FOURTH QUARTER 2010 GAAP NET INCOME

OF $80.4 MILLION, OR $0.83 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS PRODUCE

COMBINED EARNINGS OF $0.80 PER DILUTED SHARE IN FOURTH QUARTER 2010

LOS ANGELES, February 1, 2011 – Health Net, Inc. (NYSE: HNT) today announced 2010 fourth quarter GAAP net income of $80.4 million, or $0.83 per diluted share, compared with a GAAP net loss of $45.2 million, or $0.43 per share, for the fourth quarter of 2009.

The company’s Western Region Operations and Government Contracts segments produced combined net earnings of $0.80 per diluted share in the fourth quarter of 2010 and $0.79 per diluted share in the fourth quarter of 2009.

For the full year 2010, Health Net reported GAAP net income of $204.2 million, or $2.06 per diluted share, compared with a net loss of $49.0 million, or $0.47 per share, for the full year 2009.

The company’s Western Region Operations and Government Contracts segments produced combined net earnings of $2.60 per diluted share for the full year 2010 and $2.58 per diluted share for the full year 2009.

“Our solid fourth quarter and full year 2010 results affirm that our ongoing efforts to sharpen the focus of the company continue to drive improved performance,” said Jay Gellert, Health Net’s chief executive officer. “Membership in our efficient-network commercial products is growing. Our balance sheet strengthened throughout 2010, and we ended the year with a debt-to-total capital ratio of less than 20 percent. Our strong results produced cash flow that supported more than $230 million of share repurchases in 2010.

“With a successful 2010 behind us, our goal is to achieve further improvement in 2011. We believe we have had the best open enrollment commercial selling season in many years, and this supports our view that we will achieve commercial enrollment growth in 2011. In addition, the preliminary government enrollment data shows that our 2011 Medicare Advantage enrollment is better than we expected when we issued our 2011 guidance in December 2010,” Gellert added.

The fourth quarter 2010 GAAP results include:

1.	a $24.9 million noncash benefit to health plan expenses related to a litigation reserve true-up; and

2.	$13.0 million of expenses primarily related to litigation expenses and the company’s overhead cost reduction efforts.

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 11.2 percent in the fourth quarter of 2010 to $3.4 billion from $3.8 billion in the fourth quarter of 2009. Health plan services premium revenues decreased by 16.5 percent in the fourth quarter of 2010 to $2.5 billion from $3.0 billion in the fourth quarter of 2009. Health plan services expenses decreased by 17.9 percent in the fourth quarter of 2010 to $2.1 billion from $2.6 billion in the fourth quarter of 2009.

Investment income decreased to $15.2 million in the fourth quarter of 2010 compared with $33.5 million in the fourth quarter of 2009.

The decreases on these year-over-year comparisons are primarily the result of the company’s sale of its Northeast businesses in December 2009.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total health plan enrollment at December 31, 2010 was approximately 2.9 million members, a decrease of approximately 2.6 percent compared with enrollment at December 31, 2009. Total enrollment in the company’s California health plan was essentially flat with 2.2 million members at both December 31, 2009 and December 31, 2010.

“Enrollment growth in our small group and midsize markets continues, driven by our innovative efficient-network products. The rate of in-group losses is steadily slowing as the economy stabilizes, supporting our belief that we can achieve commercial enrollment growth in 2011,” said Jim Woys, Health Net’s chief operating officer.

As of December 31, 2010, efficient-network products accounted for 23.0 percent of the company’s Western Region commercial enrollment compared with 19.0 percent at December 31, 2009.

Commercial enrollment in the Western Region declined by 4.4 percent from December 31, 2009 to approximately 1.4 million members on December 31, 2010. The decline in commercial enrollment is consistent with overall weak employment levels in the company’s western markets.

Medicaid enrollment in California at December 31, 2010 was 901,000 members, an increase of 44,000 members, or 5.1 percent, from December 31, 2009.

Enrollment in the company’s Medicare Advantage plans in the Western Region at December 31, 2010 was 222,000 members, a decrease of 2.2 percent compared with December 31, 2009.

Membership in the company’s Medicare Part D plans was 427,000 at the end of the fourth quarter of 2010, a 7.2 percent decrease compared with the end of the fourth quarter of 2009, and in-line with the company’s expectations.

Revenues

Total revenues for the Western Region in the fourth quarter of 2010 were flat at $2.5 billion compared with the fourth quarter of 2009.

Investment income for the Western Region was $15.1 million in the fourth quarter of 2010 compared with $24.2 million in the fourth quarter of 2009 and $19.2 million in the third quarter of 2010.

Health Plan Services Expenses

Health plan services expenses in the Western Region were flat at $2.1 billion in the fourth quarter of 2010 compared with the fourth quarter of 2009.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 6.8 percent to approximately $344 in the fourth quarter of 2010 compared with $322 in the fourth quarter of 2009.

Commercial health care costs PMPM in the Western Region increased by 5.7 percent to approximately $294 in the fourth quarter of 2010 compared with approximately $278 in the fourth quarter of 2009.

“We continued to see growth in the commercial gross margin PMPM in the fourth quarter of 2010, as it increased approximately 13.5 percent from the fourth quarter of 2009,” Woys noted.

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 85.2 percent in the fourth quarter of 2010 compared with 85.8 percent in the fourth quarter of 2009. The full year 2010 health plan services MCR was 86.6 percent compared with 86.7 percent in 2009.

The Western Region commercial MCR was 85.5 percent in the fourth quarter of 2010 compared with 86.4 percent in the fourth quarter of 2009 and 86.3 percent in the third quarter of 2010. The full year 2010 commercial MCR was 86.1 percent compared with 86.8 percent for the full year 2009.

“The improvement in our commercial MCR is the result of continued pricing and underwriting discipline and less than expected health care cost increases,” Woys added.

The Medicare Advantage (MA) MCR in the Western Region was 89.4 percent in the fourth quarter of 2010 compared with 88.6 percent in the fourth quarter of 2009.

The full year 2010 MA MCR in the Western Region was 88.8 percent compared with 88.1 percent for the full year 2009.

The company’s Medicare Part D MCR was 53.1 percent in the fourth quarter of 2010 compared with 59.7 percent in the fourth quarter of 2009. The full year 2010 Part D MCR was 77.2 percent compared with 78.4 percent for the full year 2009.

General & Administrative (G&A) and Selling Expense

G&A expense in the Western Region was $230.9 million in the fourth quarter of 2010 compared with $215.2 million in the fourth quarter of 2009. The G&A expense ratio was 9.3 percent in the fourth quarter of 2010, and increased 50 basis points from 8.8 percent in the fourth quarter of 2009 and 60 basis points sequentially from 8.7 percent in the third quarter of 2010.

“The G&A ratio for the full year 2010 was 8.9 percent, within our 2010 guidance range of 8.8 percent to 9.0 percent. Our cost reduction efforts will continue to focus on reducing overhead in 2011,” Woys added.

Selling expense in the Western Region was $63.9 million in the fourth quarter of 2010 compared with $58.9 million in the fourth quarter of 2009.

GOVERNMENT CONTRACTS SEGMENT

The company’s Government Contracts revenues increased 9.0 percent in the fourth quarter of 2010 to $822.4 million from $754.8 million in the fourth quarter of 2009.

The Government Contracts cost ratio increased from 93.2 percent in the fourth quarter of 2009 to 93.7 percent in the fourth quarter of 2010.

BALANCE SHEET

Cash and investments as of December 31, 2010 were approximately $2.0 billion compared with approximately $2.1 billion as of December 31, 2009.

Reserves for claims and other settlements as of December 31, 2010 were $942.0 million compared with $951.7 million as of December 31, 2009 and $904.4 million as of September 30, 2010.

Days claims payable (DCP) for the fourth quarter of 2010 was 41.3 days compared with 34.2 days in the fourth quarter of 2009 and 39.0 days in the third quarter of 2010.

On an adjusted1 basis, DCP in the fourth quarter of 2010 was 57.3 days compared with 56.8 days in the fourth quarter of 2009 and 53.6 days in the third quarter of 2010.

The company’s debt-to-total capital ratio was 19.0 percent as of December 31, 2010 compared with 26.2 percent as of December 31, 2009 and 22.7 percent as of September 30, 2010.

Interest expense was $8.1 million in the fourth quarter of 2010 compared with $9.5 million in the fourth quarter of 2009. This decline was due to the decrease in the company’s total outstanding debt.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

CASH FLOW

Operating cash flow was $214.6 million in the fourth quarter of 2010. The company did not receive $64.3 million in expected Medicaid payments from the state of California in the fourth quarter of 2010. The company received these payments in January 2011.

“For 2010, operating cash flow exceeded net income plus depreciation and amortization underscoring both the quality of our earnings and the tangible results of our organizational focus on cash flow generation,” said Joseph Capezza, Health Net’s chief financial officer.

NORTHEAST OPERATIONS SEGMENT

Health Net continues to serve the members of the sold Northeast companies under administrative services agreements (ASAs) that the company entered into with UnitedHealthcare and its affiliates on the closing date of the transaction. Health Net will serve these members until they are either transitioned to other UnitedHealthcare products or not renewed. The company expects the ASAs to remain in effect through the second quarter of 2011. After that time, the company will continue to pay run-out claims pursuant to claims servicing agreements with UnitedHealthcare and its affiliates.

The revenues and expenses associated with the company’s Northeast Operations in the fourth quarter of 2010 were $49.7 million and $63.6 million, respectively, and they are shown separately in the accompanying Segment Information table.

SHARE REPURCHASE UPDATE

In the fourth quarter of 2010, Health Net repurchased 2.2 million shares for approximately $54.5 million at an average price of $26.76 per share. At December 31, 2010, approximately $149.8 million of authorization under the company’s existing $300 million share repurchase program remained.

“With our strong cash position supported by operating cash flow and additional proceeds from the sale of our Northeast health plans, in 2010 we repurchased 9.1 million shares, or approximately 9.0 percent of the shares outstanding as of the end of 2009,” said Capezza.

2011 GUIDANCE

Following is a table with specific 2011 guidance metrics. The company will provide more details of its 2011 expectations at its 2011 Investor Day, which is scheduled for February 17, 2011, in New York.

Metric	2011 Guidance
Year-end Membership(a)	Commercial: +1% to +2% Medicaid: +6% to +7% Medicare Advantage(d): -15% to -17% Total Western Region Operations medical membership: +2% to +3% PDP (d): -14% to -16%

Consolidated Revenues(b) (d)	$12.0 billion to $12.5 billion

Commercial Yields(a)	~7.8% to 8.3%

Commercial Health Care Cost Trends(a)	~40 to 60 basis points < premium yields

Selling Cost Ratio(a) G&A Expense Ratio(a)	~2.3% to 2.4% ~8.7% to 8.9%

Tax Rate(b)	~39.2%

Weighted-average Fully Diluted Shares Outstanding(c)	96 million to 97 million

GAAP EPS(c) (d) Combined Western Region Operations and Government Contracts EPS(c) (d)	At least $2.05 At least $2.75

(a)	For the company’s Western Region Operations
(b)	For the combined Western Region Operations and Government Contracts segments
(c)	The company’s guidance does not include the impact of share repurchases other than to counter dilution.
(d)	Includes the expected impact of the CMS sanctions previously announced on November 19, 2010

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s fourth quarter and year-end 2010 results during a conference call on Tuesday, February 1, 2011, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic)	800.642.1687 (Replay – Domestic)
706.643.5711 (International)	706.645.9291 (Replay – International)

The access code for the live conference call and replay is 33605867. A replay of the conference call will be available through February 6, 2011. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. The company provides health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.4 million individuals, including Health Net’s own health plan members. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, health care reform, including the ultimate impact of the Patient Protection and Affordable Care Act, which could materially adversely affect the company’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which the company does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts affecting the company’s Medicare or Medicaid businesses; costs, fees and expenses related to the post-closing administrative services provided under the administrative services agreements entered into in connection with the sale of the company’s Northeast business; potential termination of the administrative services agreements by the service recipients should Health Net breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; litigation costs; regulatory issues with agencies such as the California Department of Managed Health Care, the Centers for Medicare and Medicaid Services and state departments of insurance, including the continued suspension of the marketing of and enrollment into Health Net’s Medicare products for a significant period of time, which could have a material adverse impact on the company’s Medicare business; operational issues; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and the risks discussed in the company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-K for the year ended December 31, 2010.

Nine pages of tables follow.

# # #

Health Net, Inc.

Enrollment Data - By State

(In thousands)

				Change from
				September 30, 2010		December 31, 2009
	Dec 31, 2010	Sept 30, 2010	Dec 31, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	843	844	870	(1)	(0.1)%	(27)	(3.1)%
Small Group and Individual	348	351	357	(3)	(0.9)%	(9)	(2.5)%

Commercial Risk	1,191	1,195	1,227	(4)	(0.3)%	(36)	(2.9)%
ASO	0	0	5	0	0.0%	(5)	(100.0)%

Total Commercial	1,191	1,195	1,232	(4)	(0.3)%	(41)	(3.3)%
Medicare Advantage	133	133	137	0	0.0%	(4)	(2.9)%
Medi-Cal	901	896	857	5	0.6%	44	5.1%

Total California	2,225	2,224	2,226	1	0.0%	(1)	0.0%

Arizona
Large Group	56	53	59	3	5.7%	(3)	(5.1)%
Small Group and Individual	41	39	37	2	5.1%	4	10.8%

Commercial Risk	97	92	96	5	5.4%	1	1.0%
Medicare Advantage	49	49	65	0	0.0%	(16)	(24.6)%

Total Arizona	146	141	161	5	3.5%	(15)	(9.3)%

Oregon
Large Group	51	52	72	(1)	(1.9)%	(21)	(29.2)%
Small Group and Individual	44	46	46	(2)	(4.3)%	(2)	(4.3)%

Commercial Risk	95	98	118	(3)	(3.1)%	(23)	(19.5)%
Medicare Advantage	40	39	25	1	2.6%	15	60.0%

Total Oregon	135	137	143	(2)	(1.5)%	(8)	(5.6)%

Total Health Plan Enrollment
Large Group	950	949	1,001	1	0.1%	(51)	(5.1)%
Small Group and Individual	433	436	440	(3)	(0.7)%	(7)	(1.6)%

Commercial Risk	1,383	1,385	1,441	(2)	(0.1)%	(58)	(4.0)%
ASO	0	0	5	0	0.0%	(5)	(100.0)%

Total Commercial	1,383	1,385	1,446	(2)	(0.1)%	(63)	(4.4)%
Medicare Advantage	222	221	227	1	0.5%	(5)	(2.2)%
Medi-Cal/Medicaid	901	896	857	5	0.6%	44	5.1%
Medicare PDP (stand-alone)	427	432	460	(5)	(1.2)%	(33)	(7.2)%

Western Region Operations	2,933	2,934	2,990	(1)	0.0%	(57)	(1.9)%
Northeast Operations	7	10	28	(3)	(30.0)%	(21)	(75.0)%

	2,940	2,944	3,018	(4)	(0.1)%	(78)	(2.6)%

TRICARE - North Contract Eligibles	3,090	3,077	3,067	13	0.4%	23	0.7%

Health Net, Inc.

Enrollment Data - Line of Business

(In thousands)

				Change from
				September 30, 2010		December 31, 2009
	Dec 31, 2010	Sept 30, 2010	Dec 31, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	843	844	870	(1)	(0.1)%	(27)	(3.1)%
Arizona	56	53	59	3	5.7%	(3)	(5.1)%
Oregon	51	52	72	(1)	(1.9)%	(21)	(29.2)%

	950	949	1,001	1	0.1%	(51)	(5.1)%

Small Group and Individual
California	348	351	357	(3)	(0.9)%	(9)	(2.5)%
Arizona	41	39	37	2	5.1%	4	10.8%
Oregon	44	46	46	(2)	(4.3)%	(2)	(4.3)%

	433	436	440	(3)	(0.7)%	(7)	(1.6)%

Commercial Risk
California	1,191	1,195	1,227	(4)	(0.3)%	(36)	(2.9)%
Arizona	97	92	96	5	5.4%	1	1.0%
Oregon	95	98	118	(3)	(3.1)%	(23)	(19.5)%

	1,383	1,385	1,441	(2)	(0.1)%	(58)	(4.0)%

ASO	0	0	5	0	0.0%	(5)	(100.0)%

Total Commercial
California	1,191	1,195	1,232	(4)	(0.3)%	(41)	(3.3)%
Arizona	97	92	96	5	5.4%	1	1.0%
Oregon	95	98	118	(3)	(3.1)%	(23)	(19.5)%

	1,383	1,385	1,446	(2)	(0.1)%	(63)	(4.4)%
Medicare Advantage
California	133	133	137	0	0.0%	(4)	(2.9)%
Arizona	49	49	65	0	0.0%	(16)	(24.6)%
Oregon	40	39	25	1	2.6%	15	60.0%

	222	221	227	1	0.5%	(5)	(2.2)%
Medi-Cal/Medicaid
California	901	896	857	5	0.6%	44	5.1%

Total Health Plan Enrollment
Large Group	950	949	1,001	1	0.1%	(51)	(5.1)%
Small Group and Individual	433	436	440	(3)	(0.7)%	(7)	(1.6)%

Commercial Risk	1,383	1,385	1,441	(2)	(0.1)%	(58)	(4.0)%
ASO	0	0	5	0	0.0%	(5)	(100.0)%

Total Commercial	1,383	1,385	1,446	(2)	(0.1)%	(63)	(4.4)%
Medicare Advantage	222	221	227	1	0.5%	(5)	(2.2)%
Medi-Cal/Medicaid	901	896	857	5	0.6%	44	5.1%
Medicare PDP (stand-alone)	427	432	460	(5)	(1.2)%	(33)	(7.2)%

Western Region Operations	2,933	2,934	2,990	(1)	0.0%	(57)	(1.9)%
Northeast Operations	7	10	28	(3)	(30.0)%	(21)	(75.0)%

	2,940	2,944	3,018	(4)	(0.1)%	(78)	(2.6)%

TRICARE - North Contract Eligibles	3,090	3,077	3,067	13	0.4%	23	0.7%

Health Net, Inc.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Quarter Ended December 31, 2010	Quarter Ended September 30, 2010	Quarter Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2009
REVENUES:
Health plan services premiums	$2,491,124	$2,470,939	$2,981,678	$9,996,888	$12,440,589
Government contracts	822,388	860,697	754,766	3,344,483	3,104,700
Net investment income	15,226	19,466	33,486	71,181	105,930
Administrative services fees and other income	4,953	5,487	28,165	21,133	62,022
Northeast administrative services fees and other	39,643	36,863	—	186,167	—

	3,373,334	3,393,452	3,798,095	13,619,852	15,713,241

EXPENSES:
Health plan services	2,099,969	2,134,701	2,557,149	8,609,117	10,731,951
Government contracts	770,487	814,385	707,353	3,168,160	2,939,722
General and administrative	245,861	225,929	355,407	956,264	1,361,956
Selling	64,333	59,021	84,068	238,759	330,112
Depreciation and amortization	9,012	8,659	8,605	34,800	53,042
Interest	8,085	8,150	9,538	34,880	40,887
Northeast administrative services expenses	63,727	61,878	—	279,434	—
Adjustment to loss on sale of Northeast subsidiaries	(12,331)	(21,457)	105,931	(41,959)	105,931
Asset impairments	—	—	4,309	6,000	174,879
Early debt extinguishment	—	—	—	3,532	—

	3,249,143	3,291,266	3,832,360	13,288,987	15,738,480

Income (loss) from operations before income taxes	124,191	102,186	(34,265)	330,865	(25,239)
Income tax provision (benefit)	43,787	39,503	10,892	126,622	23,765

Net income (loss)	$80,404	$62,683	$(45,157)	$204,243	$(49,004)

Basic earnings (loss) per share	$0.84	$0.64	$(0.43)	$2.08	$(0.47)

Diluted earnings (loss) per share	$0.83	$0.64	$(0.43)	$2.06	$(0.47)

Weighted average shares outstanding:
Basic	95,697	97,349	103,902	98,232	103,849
Diluted	96,885	98,304	103,902	99,232	103,849

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	December 31, 2010	September 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$304,229	$446,301	$682,803
Investments - available for sale	1,663,218	1,420,124	1,376,142
Premiums receivable, net	298,892	407,467	288,719
Amounts receivable under government contracts	266,456	213,000	270,810
Incurred but not reported (IBNR) health care costs receivable
under TRICARE North contract	284,247	348,249	281,140
Other receivables	136,323	107,156	111,608
Deferred taxes	45,769	63,573	46,527
Other assets	182,252	207,545	187,086

Total current assets	3,181,386	3,213,415	3,244,835
Property and equipment, net	123,137	125,039	131,480
Goodwill, net	605,886	605,886	611,886
Other intangible assets, net	24,217	25,164	28,108
Deferred taxes	50,648	56,987	89,479
Investments - available for sale- noncurrent	8,756	—	20,870
Other noncurrent assets	91,754	165,922	155,993

Total Assets	$4,085,784	$4,192,413	$4,282,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$942,024	$904,377	$951,655
Health care and other costs payable under government contracts	113,865	58,628	90,815
IBNR health care costs payable under TRICARE North contract	284,247	348,249	281,140
Unearned premiums	158,493	153,539	135,772
Borrowings under amortizing financing facility	—	—	104,007
Accounts payable and other liabilities	356,115	379,414	366,125

Total current liabilities	1,854,744	1,844,207	1,929,514
Senior notes payable	398,685	398,634	398,480
Borrowings under revolving credit facility	—	100,000	100,000
Other noncurrent liabilities	137,939	156,098	158,874

Total Liabilities	2,391,368	2,498,939	2,586,868

Stockholders’ Equity
Common stock	145	145	154
Additional paid-in capital	1,221,301	1,214,253	1,190,203
Treasury common stock, at cost	(1,626,856)	(1,567,603)	(1,389,722)
Retained earnings	2,099,339	2,018,935	1,895,096
Accumulated other comprehensive income	487	27,744	52

Total Stockholders’ Equity	1,694,416	1,693,474	1,695,783

Total Liabilities and Stockholders’ Equity	$4,085,784	$4,192,413	$4,282,651

Debt-to-Total Capital Ratio	19.0%	22.7%	26.2%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Fourth Quarter Ended December 31, 2010	Third Quarter Ended September 30, 2010	Fourth Quarter Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$80,404	$62,683	$(45,157)	$204,243	$(49,004)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	9,012	8,659	8,605	34,800	53,042
Debt refinancing charge		—
Share-based compensation	5,135	4,856	4,914	33,112	11,714
Deferred income taxes	38,661	(4,875)	22,060	37,164	(1,913)
Excess tax benefits from share-based compensation	(98)	—	(23)	(571)	(23)
Loss on sale of business	—	—	105,931	—	105,931
Asset and investment impairment charges	—	—	4,309	6,000	187,263
Net realized (gain) loss on sale on investments	(4,396)	(7,742)	(17,619)	(23,019)	(45,319)
Other changes	(5,091)	(6,554)	5,931	(21,413)	26,690
Changes in assets and liabilities, net of the effects of dispositions:
Premiums receivable and unearned premiums	113,529	(47,565)	27,352	12,548	(26,644)
Other current assets, receivables and noncurrent assets	(14,906)	(34,674)	120,941	(48,316)	164,740
Amounts receivable/payable under government contracts	1,781	31,163	(16,537)	27,404	(8,602)
Reserves for claims and other settlements	37,647	(30,502)	(19,533)	(9,631)	(162,735)
Accounts payable and other liabilities	(47,109)	(29,740)	(48,002)	19,101	(7,607)

Net cash provided by (used in) operating activities	214,569	(54,291)	153,172	271,422	247,533

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	210,533	248,354	680,676	1,118,957	1,785,741
Maturities of investments	43,224	47,243	48,194	199,425	191,597
Purchases of investments	(543,696)	(203,530)	(689,740)	(1,582,851)	(1,923,692)
Proceeds from sale of property and equipment	—	—	—	19	3,847
Purchases of property and equipment	(9,793)	(15,989)	(7,461)	(34,791)	(25,342)
Net cash paid for acquisition and sale of businesses	80,000	4,541	(173,422)	76,126	(173,422)
Sales and purchases of restricted investments and other	15,491	2,567	(924)	22,522	6,097

Net cash (used in) provided by investing activities	(204,241)	83,186	(142,677)	(200,593)	(135,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	2,030	568	869	3,644	1,354
Repurchases of common stock	(54,528)	(8,825)	(12,615)	(236,847)	(14,150)
Excess tax benefits from share-based compensation	98	—	23	571	23
Borrowings under financing arrangements	—	—	55,000	100,000	80,000
Repayment of borrowings under financing arrangements	(100,000)	—	(72,540)	(316,771)	(164,984)

Net cash used in financing activities	(152,400)	(8,257)	(29,263)	(449,403)	(97,757)

Net (decrease) increase in cash and cash equivalents	(142,072)	20,638	(18,768)	(378,574)	14,602
Net change in cash and cash equivalents classified as assets held for sale	—	—	238,260	—	—
Cash and cash equivalents, beginning of period	446,301	425,663	463,311	682,803	668,201

Cash and cash equivalents, end of period	$304,229	$446,301	$682,803	$304,229	$682,803

Health Net, Inc.

SEGMENT INFORMATION (page 1)

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Quarter Ended December 31, 2010					Quarter Ended September 30, 2010					Quarter Ended December 31, 2009
	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other4, 5A	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3,6]	Cor- porate/ Other[4,5]	Consoli- dated
Health plan services premiums	$2,481,121		$10,003		$2,491,124	$2,457,977		$12,962		$2,470,939	$2,435,709		$545,969		$2,981,678
Government contracts		822,388			822,388		860,697			860,697		754,766			754,766
Net investment income	15,138		88		15,226	19,240		226		19,466	24,234		9,252		33,486
Administrative services fees and other income	4,953		—		4,953	5,487		—		5,487	11,528		16,637		28,165
Northeast administrative services fees and other	—		39,643		39,643	—		36,863		36,863					—

Total revenues	2,501,212	822,388	49,734	—	3,373,334	2,482,704	860,697	50,051	—	3,393,452	2,471,471	754,766	571,858	—	3,798,095
Health plan services	2,115,099		9,746	(24,876)	2,099,969	2,122,005		12,696		2,134,701	2,089,248		467,901	—	2,557,149
Government contracts		770,321		166	770,487		813,524		861	814,385		703,721		3,632	707,353
G&A excluding insurance, taxes and fees	211,894		1,576	13,015	226,485	196,014		3,466	7,771	207,251	195,391		101,507	38,723	335,621
Insurance, taxes and fees	19,003		373	—	19,376	18,272		406	—	18,678	19,786		—	—	19,786

G&A including insurance, taxes and fees	230,897		1,949	13,015	245,861	214,286		3,872	7,771	225,929	215,177		101,507	38,723	355,407
Selling	63,866		467		64,333	58,267		754		59,021	58,877		25,191		84,068
Depreciation and amortization	8,980		32		9,012	8,585		74		8,659	7,905		700		8,605
Interest	8,085		—		8,085	8,150				8,150	10,225		(687)		9,538
Early debt extinguishment					—					—
Asset impairments			—		—			—		—				4,309	4,309
Northeast administrative services expenses			63,727		63,727			61,878		61,878					—
Adjustment to loss on sale of Northeast health plans			(12,331)		(12,331)			(21,457)		(21,457)			105,931		105,931

Total expenses	2,426,927	770,321	63,590	(11,695)	3,249,143	2,411,293	813,524	57,817	8,632	3,291,266	2,381,432	703,721	700,543	46,664	3,832,360

Income (loss) from operations before income taxes	74,285	52,067	(13,856)	11,695	124,191	71,411	47,173	(7,766)	(8,632)	102,186	90,039	51,045	(128,685)	(46,664)	(34,265)
Income tax provision (benefit)	27,389	21,320	(9,830)	4,908	43,787	26,974	19,332	(3,090)	(3,713)	39,503	38,073	20,660	(29,408)	(18,433)	10,892

Net income (loss)	$46,896	$30,747	$(4,026)	$6,787	$80,404	$44,437	$27,841	$(4,676)	$(4,919)	$62,683	$51,966	$30,385	$(99,277)	$(28,231)	$(45,157)

Basic earnings (loss) per share	$0.49	$0.32	$(0.04)	$0.07	$0.84	$0.46	$0.29	$(0.05)	$(0.05)	$0.64	$0.50	$0.29	$(0.96)	$(0.27)	$(0.43)
Diluted earnings (loss) per share	$0.48	$0.32	$(0.04)	$0.07	$0.83	$0.45	$0.29	$(0.05)	$(0.05)	$0.64	$0.50	$0.29	$(0.96)	$(0.27)	$(0.43)
Basic weighted average shares outstanding	95,697	95,697	95,697	95,697	95,697	97,349	97,349	97,349	97,349	97,349	103,902	103,902	103,902	103,902	103,902
Diluted weighted average shares outstanding	96,885	96,885	95,697	96,885	96,885	98,304	98,304	97,349	97,349	98,304	104,626	104,626	103,902	103,902	103,902
Pretax margin	3.0%	6.3%				2.9%	5.5%				3.6%	6.8%

Commercial premium yield	6.8%					7.2%					8.7%
Commercial premium PMPM	$343.85					$342.63					$322.00
Commercial health care cost trend	5.7%					5.2%					9.7%
Commercial health care cost PMPM	$294.08					$295.73					$278.14
Commercial MCR	85.5%					86.3%					86.4%
Medicare Advantage MCR	89.4%					89.4%					88.6%
Medicare Part D MCR	53.1%					64.6%					59.7%
Medicaid MCR	87.4%					87.9%					85.9%
Health plan services MCR	85.2%					86.3%					85.8%
Government contracts cost ratio		93.7%					94.5%					93.2%
G&A expense ratio	9.3%					8.7%					8.8%
Selling costs ratio	2.6%					2.4%					2.4%
Effective tax rate	36.9%	40.9%				37.8%	41.0%				42.3%	40.5%

1	Includes the operations of the company’s commercial, Medicare (including Part D) and Medicaid health plans in California, Arizona and Oregon.
2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.
3	Includes the operations of the company’s Northeast health plans that were sold on December 11, 2009 and the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. Subsequent to the sale, it also includes the operations of the administrative services provided to the buyer.
4	Includes a litigation reserve true-up related to a previously accrued for class action lawsuit.
5	Includes costs related to the company’s operations strategy and corporate overhead cost reduction efforts resulting from the sale of the Northeast health plans.
5A	Includes expenses primarily related to litigation and the company’s overhead cost reduction efforts.
6	Includes loss on sale of Northeast health plans in 2009.
7	Includes asset impairments recorded in 2009.

Health Net, Inc.

SEGMENT INFORMATION (page 2)

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Year Ended December 31, 2010					Year Ended December 31, 2009
	Western Region Operations[1]	Government Contracts[2]	Northeast Operations[3]	Corporate/ Other4, 5, 5A	Consolidated	Western Region Operations[1]	Government Contracts[2]	Northeast Operations[3,6]	Corporate/ Other[4,5,7]	Consolidated
Health plan services premiums	$9,925,738		$71,150		$9,996,888	$9,850,783		$2,589,806		$12,440,589
Government contracts		3,344,483			3,344,483		3,104,700			3,104,700
Net investment income	70,279		902		71,181	67,568		38,362		105,930
Administrative services fees and other income	26,547		46	(5,460)	21,133	38,737		23,285		62,022
Northeast administrative services fees and other			186,167		186,167					—

Total revenues	10,022,564	3,344,483	258,265	(5,460)	13,619,852	9,957,088	3,104,700	2,651,453	—	15,713,241
Health plan services	8,591,161		64,465	(46,509)	8,609,117	8,542,361		2,194,389	(4,799)	10,731,951
Government contracts		3,165,747		2,413	3,168,160		2,936,090		3,632	2,939,722
G&A excluding insurance, taxes and fees	807,450		14,886	58,840	881,176	762,510		401,811	124,797	1,289,118
Insurance, taxes and fees	74,309		779	—	75,088	70,966		1,872	—	72,838

G&A including insurance, taxes and fees	881,759		15,665	58,840	956,264	833,476		403,683	124,797	1,361,956
Selling	235,608		3,151		238,759	233,278		96,834		330,112
Depreciation and amortization	34,634		166		34,800	36,745		16,297		53,042
Interest	34,880		—		34,880	41,015		(128)		40,887
Early debt extinguishment				3,532	3,532
Asset impairments			6,000		6,000				174,879	174,879
Northeast administrative services expenses			279,434		279,434					—
Adjustment to loss on sale of Northeast health plans			(41,959)		(41,959)			105,931		105,931

Total expenses	9,778,042	3,165,747	326,922	18,276	13,288,987	9,686,875	2,936,090	2,817,006	298,509	15,738,480

Income (loss) from operations before income taxes	244,522	178,736	(68,657)	(23,736)	330,865	270,213	168,610	(165,553)	(298,509)	(25,239)
Income tax provision (benefit)	91,709	73,197	(29,256)	(9,028)	126,622	100,842	69,102	(42,361)	(103,818)	23,765

Net income (loss)	$152,813	$105,539	$(39,401)	$(14,708)	$204,243	$169,371	$99,508	$(123,192)	$(194,691)	$(49,004)

Basic earnings (loss) per share	$1.56	$1.07	$(0.40)	$(0.15)	$2.08	$1.63	$0.96	$(1.19)	$(1.87)	$(0.47)
Diluted earnings (loss) per share	$1.54	$1.06	$(0.40)	$(0.15)	$2.06	$1.62	$0.95	$(1.19)	$(1.87)	$(0.47)
Basic weighted average shares outstanding	98,232	98,232	98,232	98,232	98,232	103,849	103,849	103,849	103,849	103,849
Diluted weighted average shares outstanding	99,232	99,232	98,232	98,232	99,232	104,412	104,412	103,849	103,849	103,849
Pretax margin	2.4%	5.3%				2.7%	5.4%

Commercial premium yield	7.9%					9.4%
Commercial premium PMPM	$340.81					$315.73
Commercial health care cost trend	7.1%					9.6%
Commercial health care cost PMPM	$293.51					$274.05
Commercial MCR	86.1%					86.8%
Medicare Advantage MCR	88.8%					88.1%
Medicare Part D MCR	77.2%					78.4%
Medicaid MCR	87.7%					86.6%
Health plan services MCR	86.6%					86.7%
Government contracts cost ratio		94.7%					94.6%
G&A expense ratio	8.9%					8.4%
Selling costs ratio	2.4%					2.4%
Effective tax rate	37.5%	41.0%				37.3%	41.0%

1	Includes the operations of the company’s commercial, Medicare (including Part D) and Medicaid health plans in California, Arizona and Oregon.
2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.
3	Includes the operations of the company’s Northeast health plans that were sold on December 11, 2009 and the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. Subsequent to the sale, it also includes the operations of the administrative services provided to the buyer.
4	Includes a litigation reserve true-up related to a previously accrued for class action lawsuit.
5	Includes costs related to the company’s operations strategy and corporate overhead cost reduction efforts resulting from the sale of the Northeast health plans.
5A	Includes expenses primarily related to litigation and the company’s overhead cost reduction efforts.
6	Includes loss on sale of Northeast health plans in 2009.
7	Includes asset impairments recorded in 2009.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

($ in millions)

Management believes that adjusted days claims payable (adjusted for divested businesses, capitation, provider and other claim settlements and Medicare Part D), a non-GAAP financial measure, provides useful information to investors because the adjusted days claims payable calculation excludes amounts related to divested businesses and health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted days claims payable may present a more accurate reflection of days claims payable calculated from claims-based reserves than does GAAP days claims payable, which includes such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. The following table provides a reconciliation of the differences between adjusted days claims payable and days claims payable, the most directly comparable GAAP financial measure. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

		Q4 2010	Q3 2010	Q4 2009	FY 2010	FY 2009
Reconciliation of Days Claims Payable:
(1)	Reserve for Claims and Other Settlements	$942.0	$904.4	$951.7	$942.0	$951.7
	Less: Reserve for Claims and Other Settlements for Divested Businesses	—	—	—	—	—
	Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(108.7)	(130.0)	(162.8)	(108.7)	(162.8)

(2)	Reserve for Claims and Other Settlements - Adjusted	$833.3	$774.4	$788.9	$833.3	$788.9

(3)	Health Plan Services Cost	$2,100.0	$2,134.7	$2,557.1	$8,609.1	$10,732.0
	Less: Health Plan Services Cost for Divested Businesses	—	—	(460.7)	—	(2,123.0)
	Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(762.6)	(804.4)	(818.4)	(3,291.1)	(3,296.0)

(4)	Health Plan Services Cost - Adjusted	$1,337.4	$1,330.3	$1,278.0	$5,318.0	$5,313.0

(5)	Number of Days in Period	92	92	92	365	365

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)		41.3	39.0	34.2	39.9	32.4
= (2) / (4) * (5) Days Claims Payable - Adjusted (using end of period reserve amount)		57.3	53.6	56.8	57.2	54.2

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

($ in millions)

	Health Plan Services
	FY 2010	FY 2009	FY 2008
Reserve for claims (a), beginning of period	$692.2	$957.1	$838.7

Incurred claims related to:
Current Year	4,644.2	6,422.8	6,372.2
Prior Years (c)	(70.0)	(80.0)	(8.3)

Total Incurred (b)	4,574.2	6,342.8	6,363.9

Paid claims related to:
Current Year	3,929.3	5,572.2	5,443.2
Prior Years	609.6	857.8	802.3

Total Paid (b)	4,538.9	6,430.0	6,245.5

Less: Divested businesses	—	(177.7)	—

Reserve for claims (a), end of period	727.5	692.2	957.1
Add:
Claims Payable (d)	123.6	165.6	284.8
Other (e)	90.9	93.9	96.2

Reserves for claims and other settlements, end of period	$942.0	$951.7	$1,338.1

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each quarter-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.